UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On May 13, 2011, Lear Corporation (the “Company”) filed a Current Report on Form 8-K relating to the voting results at its annual meeting of stockholders on May 12, 2011. This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company regarding how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers (“Say on Pay Frequency Vote”).
Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.
As previously reported, consistent with the Board of Directors’ recommendation at the Company’s annual meeting, stockholders holding a majority of shares voted for the one year option with respect to the frequency of future Say On Pay Frequency Votes of the Company. Accordingly, in light of these voting results and other factors, the Board of Directors has determined that that the Company will hold Say on Pay Frequency Votes every year until the next stockholder advisory vote on the frequency of Say on Pay Frequency Votes, which, in accordance with applicable law, will occur no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: June 22, 2011	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer